Amit Singhi Named Senior Vice President, Finance, and Chief Financial Officer of FLIR Systems

WILSONVILLE, OR, August 12, 2015 – FLIR Systems, Inc. (NASDAQ: FLIR) announced that today Amit Singhi has joined the Company as Senior Vice President, Finance, and Chief Financial Officer, replacing interim CFO Dave Muessle, who will remain Vice President, Corporate Controller and Principal Accounting Officer. Reporting to CEO Andy Teich, Mr. Singhi will oversee FLIR’s global finance organization, with responsibility over financial management, reporting, controls, planning, and strategy. Mr. Singhi most recently led the finance organization of Ford Motor Company’s Global Customer Service Division. Previously, Mr. Singhi was CFO of Ford South America which was preceded by several global finance, operational, and R&D positions at Ford and General Motors.  He holds an M.B.A. and an M.S. in Electrical Engineering Systems from the University of Michigan, and a Bachelors of Technology in Electrical Engineering from the Indian Institute of Technology.
“We are very excited that Amit is joining our team. He is a proven executive with strong skills in financial operations, organizational leadership, international business, and tactical execution for a global industry leader,” said Andy Teich, President and CEO of FLIR. “I am confident Amit will make meaningful contributions to FLIR’s performance and results while being a key partner in further developing our financial, operational, and product strategies. I also want to thank Dave Muessle for his commitment to the business and his financial leadership during our search for a new CFO.”

About FLIR Systems
FLIR Systems, Inc. is a world leader in the design, manufacture, and marketing of sensor systems that enhance perception and awareness. FLIR's advanced thermal imaging and threat detection systems are used for a wide variety of imaging, thermography, and security applications, including airborne and ground-based surveillance, condition monitoring, research and development, manufacturing process control, search and rescue, drug interdiction, navigation, transportation safety, border and maritime patrol, environmental monitoring, and chemical, biological, radiological, nuclear, and explosives (CBRNE) detection. For more information, go to FLIR’s web site at www.FLIR.com.

Forward-Looking Statements
The statements in this release by Andy Teich are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates, and projections about FLIR's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: the ability to manufacture and deliver the systems referenced in this release, changes in pricing of FLIR's products, changing demand for FLIR's products, product mix, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, the ability of FLIR to manufacture and ship products in a timely manner, FLIR's continuing compliance with U.S. export control laws and regulations, and other risks discussed from time to time in FLIR's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or Internet service providers.

Media Contact
Emily Kitts
360-635-2068
emily.kitts@flir.com

Investor Relations
Shane Harrison
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shane.harrison@flir.com